EXHIBIT 22.1


EMS TECHNOLOGIES, INC.
AND SUBSIDIARIES

Subsidiaries of the Registrant



LXE Inc.
125 Technology Parkway
P. O. Box 926000
Norcross, GA  30092-9600

EMS Technologies Canada, Ltd.
1725 Woodward Drive
Ottawa, Ontario  K2C 0P9
CANADA